UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 9, 2023

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

85 New Hampshire Avenue, Suite 150, Portsmouth, New Hampshire
(Address of Principal Executive Offices)
03801
(Zip Code)

(617) 535-4766
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 9, 2023, the Board of Directors of Iron Mountain Incorporated (the “Company”) approved amendments to the Company’s Bylaws (the “Bylaws”), effective immediately. The Bylaws were amended to enhance the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors pursuant to Rule 14a-19 under the Securities Exchange Act of 1934, as amended. The Bylaws were also amended to make other ministerial, clarifying and conforming changes.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the text of the Bylaws, as amended. The Bylaws, as amended are attached hereto as Exhibit 3.1 and are incorporated by reference herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of the Company held on May 9, 2023 (the “Annual Meeting”), the Company’s stockholders elected ten directors, each for a one-year term of office to serve until the Company’s 2024 Annual Meeting of Stockholders, or until their successors are elected and qualified. The nominated directors received the following votes:

Name	For	Against	Abstain	Broker Non-Vote
Jennifer Allerton	206,011,205	1,170,618	328,792	41,886,642
Pamela M. Arway	201,495,688	5,692,285	322,642	41,886,642
Clarke H. Bailey	198,611,800	8,538,553	360,262	41,886,642
Kent P. Dauten	201,806,154	5,353,915	350,546	41,886,642
Monte Ford	203,785,698	3,365,454	359,463	41,886,642
Robin L. Matlock	205,378,603	1,785,166	346,846	41,886,642
William L. Meaney	206,463,971	686,934	359,710	41,886,642
Wendy J. Murdock	195,012,482	12,167,526	330,607	41,886,642
Walter C. Rakowich	204,050,613	3,101,810	358,192	41,886,642
Doyle R. Simons	205,273,208	1,877,627	359,780	41,886,642

At the Annual Meeting, the Company’s stockholders approved a nonbinding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the Annual Meeting dated March 30, 2023. This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
197,011,387	9,569,439	929,789	41,886,642

At the Annual Meeting, the Company’s stockholders approved a nonbinding advisory resolution on the frequency (every one, two or three years) of future non-binding advisory votes of stockholders on the compensation paid to the Company’s named executive officers. This proposal received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
201,191,102	489,999	5,285,399	544,115	41,886,642

At the Annual Meeting, the Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. This proposal received the following votes:

For	Against	Abstain
240,549,181	8,389,896	458,180

The results reported above are final voting results.

Item 8.01.    Other Events.

Committee Appointments

On May 9, 2023, upon recommendation from the Company’s Nominating and Governance Committee (the “Nominating and Governance Committee”), the Board of Directors approved the appointment of the following members of the Company’s Audit, Compensation and Nominating and Governance Committees, effective May 9, 2023:

Audit Committee
Walter Rakowich, Chair
Jennifer Allerton
Clarke H. Bailey
Kent P. Dauten
Compensation Committee
Wendy J. Murdock, Chair Pamela M. Arway
Monte Ford
Robin L. Matlock
Doyle R. Simons
Nominating and Governance Committee
Clarke H. Bailey, Chair
Pamela M. Arway
Kent P. Dauten
Walter C. Rakowich

The Company also has a Finance Committee and a Risk and Safety Committee, neither of which are required by the rules of the New York Stock Exchange. On May 9, 2023, the Board of Directors, upon recommendation from the Nominating and Governance Committee, approved the appointment of the following members to these committees, effective May 9, 2023:

Finance Committee
Doyle R. Simons, Chair Kent P. Dauten
Wendy J. Murdock Walter C. Rakowich

Risk and Safety Committee
Monte Ford, Chair Jennifer Allerton Clarke H. Bailey
Robin L. Matlock

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

3.1    Amendment and Restatement of Bylaws of Iron Mountain Incorporated. (Filed herewith.)

101    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104    The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Barry Hytinen
Name:	Barry Hytinen
Title:	Executive Vice President and Chief Financial Officer

Date: May 11, 2023